UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-12

ADAMIS PHARMACEUTICALS CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
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ADAMIS PHARMACEUTICALS CORPORATION

11455 El Camino Real, Suite 310
San Diego, CA  92130

(858) 997-2400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 12, 2011

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, or Annual Meeting, of Adamis Pharmaceuticals Corporation, referred to herein as we, us, our, the Company, or Adamis, a Delaware corporation, will be held at our executive offices located at 11455 El Camino Real, Suite 310, San Diego, California  92130, on Monday, September 12, at 8:30 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2012; and

3.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.  Only holders of record of our common stock (the “Common Stock”) at the close of business on August 3, 2011 (the “Record Date”), will be entitled to notice of the Annual Meeting or any adjournments or postponements thereof.  Each share of Common Stock is entitled to one vote at the Annual Meeting.

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten (10) days before the Annual Meeting for any purpose germane to the meeting, at our principal executive offices at 11455 El Camino Real, Suite 310, San Diego, California  92130, by contacting our Secretary.

Whether you plan to attend the meeting in person or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet.  This will ensure that your shares are represented and will save us additional expenses of soliciting proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 12, 2011.

In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to our Annual Meeting.  The rules allow companies to provide access to proxy materials in one of two ways.  Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website.

Our proxy statement and proxy are enclosed along with our Annual Report on Form 10-K for the year ended March 31, 2011, which is being provided as our Annual Report to Stockholders.  These materials are also available on the website http://www.firstamericanstock.org/adamispharmproxy.

By Order of the Board of Directors,

Dennis J. Carlo, Ph.D.
President and Chief Executive Officer, Director
San Diego, California
August 8, 2011

YOUR VOTE IS IMPORTANT IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ADAMIS PHARMACEUTICALS CORPORATION

11455 El Camino Real, Suite 310
San Diego, CA  92130

(858) 997-2400

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Adamis Pharmaceuticals Corporation, referred to herein as we, us, our, the Company or Adamis, of proxies to be voted at the Annual Meeting of Stockholders, or the Annual Meeting, to be held at 8:30 a.m., Pacific Daylight Time, on Monday, September 12, 2011 at our executive offices located at 11455 El Camino Real, Suite 310, San Diego, California  92130, and at any adjournments or postponements thereof.

A copy of our Annual Report on Form 10-K for the period ended March 31, 2011, is enclosed with these materials.  Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement.  All such requests should be directed to Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130; Attention:  Secretary.

The Annual Meeting has been called to consider and take action on the following proposals:

1.	To elect five directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2012; and

3.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our principal executive office is located at 11455 El Camino Real, Suite 310, San Diego, California  92130 and our telephone number is (858) 997-2400.  The approximate date on which this Proxy Statement and the proxy card are first being sent or given to stockholders is August 12, 2011.

Record Date and Shares Outstanding

Stockholders of record at the close of business on August 3, 2011 (the “Record Date”) are entitled to notice of the meeting.  At the Record Date, 95,311,634 shares of our Common Stock were issued and 90,083,446 outstanding.  Each share of Common Stock is entitled to one vote at the Annual Meeting.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including a telephone vote), by delivering a written revocation of your proxy to our Secretary, or by voting at the meeting.  The method by which you vote by proxy will in no way limit your right to vote at the meeting if you decide to attend in person.  If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Voting Rights

Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of the Annual Meeting.  Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment thereof.

For Proposal 1, the affirmative vote of a plurality of the shares of Common Stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as directors.  Withholding authority will be treated as a vote “against” a director, but in this case, because the number of nominees equals the number of available seats, then it will have no effect on the outcome of the vote for this election of directors.

For Proposal 2, the affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2012.  We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm.  However, if our stockholders do not ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2012, the Audit Committee of our Board of Directors may reconsider its selection.  Abstentions will have the effect of a vote “against” Proposal 2.

Broker Non-Votes

If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items.  Under the NYSE rules, the ratification of the appointment of our independent auditors (Proposal 2) is a routine matter while the election of our directors (Proposal 1) is a non-routine matter.  When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter.  Broker non-votes will not be counted as votes “for” or “against” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting.  We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

Questions and Answers

Q.	Why am I receiving these materials?

The Company has made these materials available to you on the Internet, and has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting, to be held on Monday, September 12, 2011 at 8:30 a.m. Pacific Daylight Time, and at any postponement(s) or adjournment(s) thereof.  You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.  The Annual Meeting will be held in the Company’s principal executive offices located at the address shown above.

Q.	What am I voting on?

	●	Election of five directors (Dennis J. Carlo, Ph.D., Kenneth M. Cohen, Craig A. Johnson, David J. Marguglio and Tina S. Nova, Ph.D.) for a term ending at the next annual meeting of stockholders; and

	●	Ratification of the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2012.

Q.	Who is entitled to vote?

Only stockholders of record of Common Stock at the close of business on the Record Date are entitled to vote shares held by such stockholders on that date at the Annual Meeting.  Each share of Common Stock is entitled to one vote at the Annual Meeting.

Q.	How do I vote?

Vote By Mail:  Stockholders of record (that is, if you hold your stock in your own name) may sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Vote on the Internet:  Stockholders of record can vote on the Internet at http://66.224.82.210/istocktrack/. To access the Web site, you will need to first create an account with the transfer agent by calling 602-485-1346.  As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote By Telephone:  If you are a stockholder of record, you may vote by telephone by following the instructions on your proxy card.  The telephone number is toll-free, so voting by telephone is at no cost to you.  If you vote by telephone, you do not need to return your proxy card.  The number is 1-877-271-0548.

Vote in Person:  Sign and date the proxy you receive and return it in person at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.  Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you.  Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 12:00 a.m. (Pacific Daylight Time) on September 12, 2011.

Q.	Can I access the proxy materials and annual report electronically?

This Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the period ended March 31, 2011 are available on the website www.firstamericanstock.org/adamispharmproxy.

Q.	Can I change my vote or revoke my proxy?

Yes.  You may change your vote or revoke your proxy at any time before the proxy is exercised.  If you submitted your proxy by mail, you must (a) file with the Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy.  If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy.  Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Q.	How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted.  All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Q.	What is the process for admission to the Annual Meeting?

If you are a record owner of your shares, you must show government issued identification.  Your name will be verified against the stockholder list.  If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.	What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum.  On the Record Date, there were 90,083,446 outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.  If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q.	What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon is required for the election of directors.  For ratification of the selection of Mayer Hoffman McCann PC, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon and who are present in person or represented by proxy at the Annual Meeting will be required.

Q.	How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from Adamis.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly.  Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services.  Also, please be aware that Adamis is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Q.	What happens if I do not instruct my broker how to vote on the proxy?

If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the ratification of auditors.

Q.	May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the annual meeting.  If you are not a record holder, however, you may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares.

Q.	What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

●	FOR the election of the five nominated directors;

●	FOR ratification of the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2012.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Regarding Board of Directors

The Board has nominated five candidates for election as director for a term expiring at the next Annual Meeting of Stockholders.  All of the nominees are currently members of our Board.  Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified.  The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Pursuant to our Bylaws, generally the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board.  The Board has fixed the number of directors at five members.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees.

The ages, principal occupations, current directorships and any directorship held during the past five years, and certain other information with respect to the nominees, are shown below as of the Record Date.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION/POSITION WITH ADAMIS
Dennis J. Carlo, Ph.D.	67	2009	President, Chief Executive Officer and Director
Kenneth M. Cohen	56	2011	Consultant, Director
Craig A. Johnson	49	2011	Chief Financial Officer of Pure Bioscience, Inc., Director
David J. Marguglio	41	2009	Senior Vice President of Corporate Development, Director
Tina S. Nova, Ph.D.	57	2011	President of Genoptix, Inc., Director

Dennis J. Carlo, Ph.D.  Dr. Carlo became President, Chief Executive Officer and a director of the Company in April 2009 in connection with the closing of the merger transaction between Cellegy Pharmaceuticals, Inc. and Adamis Corporation, which was formerly known as Adamis Pharmaceuticals Corporation (“Old Adamis”); pursuant to the merger, Cellegy was the surviving corporation in the merger and changed its name to Adamis Pharmaceuticals Corporation.  Dr. Carlo was a co-founder of Old Adamis and served as its President and Chief Executive Officer, and a director, from October 2006 to April 2009.  From 2003 to 2006, he served as president of Telos

Pharmaceuticals, a private biotechnology company, from 2003 to 2006.  From 1982 to 1987, he served as Vice President of Research and Development and Therapeutic Manufacturing at Hybritech Inc., a pharmaceutical and life science company which was acquired by Eli Lilly & Co in 1985.  After the sale to Lilly, Dr. Carlo, along with Dr. Jonas Salk, James Glavin and Kevin Kimberland, founded Immune Response Corporation, a public biotechnology company, where he served as its President and Chief Executive Officer from 1994 to 2002.  Before then, he held various positions with life science companies, including Merck & Co.  Dr. Carlo received a B.S. degree in microbiology from Ohio State University and has a Ph.D. in Immunology and Medical Microbiology from Ohio State University.

Kenneth M. Cohen.  Mr. Cohen has served as one of our directors since January 2011.  He is an advisor to companies, entrepreneurs and investors in the life sciences area, and is currently chairman of Pier Pharmaceuticals, a privately held clinical stage biopharmaceutical company engaged in the treatment of sleep-related breathing disorders.  He was a co-founder of publicly held Somaxon Pharmaceuticals and served as its President and Chief Executive Officer from August 2003 through December 2007 and continued as a director until June 2008.  Previously, he was an independent advisor to various biotechnology and pharmaceutical companies, entrepreneurs and investors, including Applied NeuroSolutions, Inc. and Highbridge Capital Management.  From May 1996 to April 2001, he was President and Chief Executive Officer of Synbiotics Corporation, a diagnostics company.  From March 1995 to February 1996, Mr. Cohen was Executive Vice President and Chief Operating Officer for Canji Incorporated, a human gene-therapy company, until its acquisition by Schering-Plough Corporation in February 1996.  Prior to joining Canji, he was Vice President of Business Affairs at Argus Pharmaceuticals, Inc. and Vice President of Marketing and Business Development for LifeCell Corporation.  Mr. Cohen began his career at Eli Lilly and Company in 1978, where, among many different responsibilities over ten years, he directed business planning for the Medical Instrument Systems Division and managed the launch of Prozac.  He received an A.B. in biology and chemistry from Dartmouth College and an M.B.A. from the Wharton School of The University of Pennsylvania.

Craig A. Johnson.  Mr. Johnson has served as one of our directors since February 2011.  Mr. Johnson currently serves as Chief Financial Officer of PURE Bioscience, Inc.  Prior to joining PURE, in 2010 and 2011 he served as Senior Vice President and Chief Financial Officer of NovaDel Pharma Inc.  From 2004 to 2010, Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc.  From 1994 to 2004, he was employed by MitoKor, Inc. and last held the position of Chief Financial Officer and Senior Vice President of Operations.  Prior to joining MitoKor, Mr. Johnson served as a senior financial executive for several early-stage technology companies, and he also practiced as a Certified Public Accountant with Price Waterhouse.  Mr. Johnson is currently a director of Ardea Biosciences, Inc., where he serves as the chairman of the audit committee.  He received his B.B.A. in accounting from the University of Michigan and is a certified public accountant.

David J. Marguglio.  Mr. Marguglio joined the Company as Vice President, Business Development and Investor Relations, and a director in April 2009 in connection with the closing of the merger transaction between Cellegy and Old Adamis.  Mr. Marguglio was a co-founder of Old Adamis and served as its Vice President of Business Development and Investor Relations, and a director, since its inception in June 2006 until April 2009.  From 1996 to 2006, he held various positions with Citigroup Global Markets, Smith Barney and Merrill Lynch.  Before entering the financial industry, from 1994 to 1996, he founded and ran two different startup companies, the latter of which was eventually acquired by a Fortune 100 company.  From 1993 to 1994, he served as financial counsel for the commercial litigation division of a national law firm.  He received a degree in finance and business management from the Hankamer School of Business at Baylor University.

Tina S. Nova, Ph.D.  Dr. Nova has served as a member of our Board of Directors since February 2011.  Dr. Nova is a co-founder of Genoptix, Inc., a medical laboratory diagnostics company, and served as its President and Chief Executive Officer, and a director from 2000 until February 2011.  She currently is the President of Genoptix, which is a subsidiary of Novartis.  Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, and she served as its Chief Operating Officer and President from 1994 to 2000.  Dr. Nova served as Chief Operating Officer of Selective Genetics, a targeted therapy, biotechnology company, from 1992 to 1994, and in various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, from 1988 to 1992, most recently as Executive Director of New Leads Discovery.  Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company.  Dr. Nova also served as a member of the board of directors of Cypress Biosciences, Inc., a company focused on developing drugs for functional somatic syndromes.  Dr. Nova was the Chair of the board of directors of BIOCOM from March 2001 to March 2002.  Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  Our Board is composed of a diverse group of leaders in their respective fields.  Many of the current directors have executive experience at public companies, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies.  Further, our directors also have other experience that makes them valuable members and provides insight into issues relevant to the Company, such as prior experience with financing transactions, acquisitions and licensing transactions.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Nominating and Governance Committee and the Board to conclude that these individuals should serve on our Board:

Dennis J. Carlo, Ph.D., bring his executive experience, including his experience in senior management positions at several companies in the life science industry including Immune Response Corporation and Hybritech Inc., his extensive knowledge of the markets in which we compete and intend to compete, and his deep knowledge of Adamis gained from his position as chief executive officer of the Company.

Kenneth M. Cohen brings his extensive leadership, business and scientific knowledge of the life science industry, including his service as an officer and director of private and public biotechnology companies including Somaxon Pharmaceuticals and the knowledge gained from consulting to numerous companies in the biotechnology and pharmaceuticals industries and to entrepreneurs and investors in the life science area, as well as his previous experience working at large pharmaceutical companies.

Craig A. Johnson brings his extensive public accounting, financial and executive management background and experience at many pharmaceutical and life science companies including Pure Bioscience, Inc., NovaDel Pharma Inc., TorreyPines Therapeutics, Inc. and MitoKor, Inc., as well as his service on the board of directors and audit committee of Ardea Biosciences, Inc.

David J. Marguglio brings his executive experience, including his experience in business development of new companies and financial services background, and his deep knowledge of Adamis gained from his position as an officer of the Company.

Tina S. Nova, Ph.D., brings her extensive leadership, business and scientific expertise, including her background of founding, financing, developing and operating companies in the healthcare industry, her service in senior management positions at several public and private companies in the life science industry including Genoptix, Inc., Nanogen and Selective Genetics, her experience in successfully developing, launching and commercializing medical products, and her service on other public company boards of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES SET FORTH ABOVE FOR DIRECTOR

INFORMATION REGARDING THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND CORPORATE GOVERNANCE

Independence of Directors

The Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the NASDAQ Stock Market, or NASDAQ.  In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or the Company’s independent registered public accounting firm.  Based on its review, the Board determined that each member of the board of directors, other than Dr. Carlo and Mr. Marguglio who are executive officers of the Company, is independent under the NASDAQ criteria for independent board members, and that each member of the standing committees of the Board is independent under such criteria.

Meetings of our Board

Our Board met two times in person or by teleconference, and acted by unanimous written consent ten times, during the year ended March 31, 2011.  Each director attended more than 75% of the total of the Board meetings and the meetings of the committees upon which he or she served.

Attendance at Annual Meeting

Although we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend.  None of the persons who currently serve as directors of the Company were directors at the time of the most recent annual meeting of stockholders held on March 23, 2010; and none of the persons who served as directors at the time of that meeting attended the meeting.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.  Before January 2011, our board of directors consisted of Dr. Carlo, Mr. Marguglio and Richard L. Aloi, all of whom were officers of the Company.  In January and February 2011, we added three independent directors to the board of directors.  At the present time, the Board has not appointed a director to act as Chair of the Board or as a lead independent director, although Dr. Carlo has typically functioned as chairman of meetings of the board of directors for purposes of conduct of board meetings.  The Board does not currently have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chair of the Board or, if the roles are separate, whether the chair of the Board should be selected from the non-employee directors or should be an employee.  The Board intends to review its board governance structure and will likely appointment a Chair of the Board and/or a lead independent director.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes.  The Board believes this division of responsibilities is the most effective approach for addressing the risks facing the Company.  Through our President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company.  Our independent directors meet without the presence of management in connection with regularly scheduled Board meetings.  In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.  Each of the standing committees of the Board is composed entirely of independent directors, which each of the committees having a separate chair.  Each of our Board committees also considers the risk within its area of responsibilities.

Committees of the Board

Our Board has the following three committees:  (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Governance Committee.  The members of each committee are Kenneth M. Cohen, Craig A. Johnson and Tina S. Nova, Ph.D.  Mr. Johnson is Chair of the Audit Committee; Dr. Nova is Chair of the Compensation Committee; and Mr. Cohen is Chair of the Nominating and Governance Committee.  Until January 2011, the board of directors of the Company consisted solely of Messrs. Aloi, Carlo and Marguglio, all of whom were also executive officers of the Company, and the functions of all Board committees were performed by the entire Board.  Accordingly, during fiscal 2011, none of the Board committees met separately from entire meetings of the board of directors.  Copies of the charter of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee were attached as an appendix to the Company’s proxy statement filed with the SEC on February 17, 2009, that was included in its Form S-4 registration statement relating to the annual meeting of stockholders held on March 23, 2009.

Audit Committee

The Audit Committee assists the full Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  Subject to an approved charter, the Audit Committee reviews our financial results, accounting practices, internal control systems, financial reporting processes and the reliability of our financial statements, and the fee arrangements with our independent auditors as well as their independence and performance, and meets with our independent auditors concerning the scope and terms of their engagement and the results of their audits.  The Audit Committee also recommends to our stockholders the appointment of the independent registered public accounting firm.  The Audit Committee also reviews and approves related party transactions.  The Board has determined that each member of the Audit Committee is “independent” as defined by the applicable NASDAQ rules and by the Sarbanes-Oxley Act of 2002 and regulations of the SEC, and that Mr. Johnson qualifies as an “audit committee financial expert” as defined in such regulations.

The Audit Committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting.  The Audit Committee discusses these matters with our independent registered public accounting firm and with appropriate financial personnel from Adamis.  Meetings are held with participation from the independent registered public accounting firm.  The independent registered public accounting firm is given unrestricted access to the Audit Committee.  In addition, the Audit Committee reviews our budget and capital requirements, and reports its recommendations to the full Board for approval and to authorize action.

Compensation Committee

Principal functions of the Compensation Committee include:  (i) reviewing and recommending approval of compensation arrangements of our chief executive officer and our other executive officers; (ii) to the extent the Board delegates such authority to the committee, administering our equity incentive plans and agreements; (iii) reviewing and making recommendations to the Board with respect to incentive compensation and equity plans; and (iv) performing other duties regarding compensation for employees and consultants as the Board may from time to time delegate to the committee.  Subject to provisions of any applicable employment agreements, the compensation committee typically reviews base salary levels and total compensation for executive officers at least annually.  The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation—that is, changes in base salary, and non-equity and equity incentive plan compensation—of the chief executive officer and our other named executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total direct compensation.  Our full Board ultimately makes the final decisions regarding the chief executive officer’s and the other named executive officers’ total direct compensation; to the extent that the chief executive officer or other officer is also a director, such person does not participate in Board determinations concerning his or her compensation.  With respect to equity compensation, the compensation committee or the Board grants stock options or other equity awards, often after receiving a recommendation from our chief executive officer (except in the case of awards to the chief executive officer).  The compensation committee has authority to retain its own compensation consultants and to obtain advice and assistance from internal or external legal, accounting or other advisors.  The committee did not retain any compensation consultants in connection with establishing compensation levels for officers for fiscal 2011.  Management plays a role in the compensation-setting process.  The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards.  Our chief executive officer usually makes recommendations to the compensation committee and the Board concerning compensation for other executive officers.  Our chief executive officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation.

Compensation Committee Interlocks and Insider Participation

Until Mr. Cohen, Mr. Johnson and Dr. Nova were appointed to be the members of the standing committees of the Board in April 2011, the functions of the Compensation Committee were performed by the entire Board, which during most of fiscal 2011 consisted of Richard L. Aloi, Dennis J. Carlo, Ph.D. and David Marguglio, all of whom were also executive officers of the Company.  No executive officer has served as a director or member of the Board or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board or our Compensation Committee.  Following the appointment of Mr. Cohen, Mr. Johnson and Dr. Nova as the members of the Compensation Committee, Dr. Carlo, our President and Chief Executive Officer, may participate in discussions and decisions regarding salaries and incentive compensation for all of our named executive officers, except for discussions regarding his own salary and incentive stock compensation.

Nominating and Governance Committee

Subject to an approved charter, the general functions of the Nominating and Governance Committee are (i) to recruit, evaluate and nominate candidates to be presented for appointment or election to serve as members of the Board, (ii) to recommend nominees for Board committees, (iii) to recommend corporate governance guidelines applicable to the Company, and (iv) to oversee the evaluation of the Board.

Director Nomination Procedures

The Nominating and Governance Committee is responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board.  In making such recommendations, the committee will consider candidates proposed by stockholders.  Stockholders may submit a candidate’s name and qualifications to the Board by mailing a letter to the attention of Dennis J. Carlo, Ph.D., Chief Executive Officer, Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130, and providing the information required by the Company’s bylaws along with any additional supporting materials the security holder considers appropriate.  The committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering candidates identified by members of the Board or senior management, except that the committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.  The criteria which will be applied include:  (i) reputation for integrity, honesty and high ethical standards; (ii) demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process; (iii) commitment to understanding our business and our industry; (iv) adequate time to attend and participate in meetings of the Board and its committees; (v) ability to understand the sometimes conflicting interests of the various constituencies of Adamis, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and (vi) such other attributes, including independence, that satisfy requirements imposed by the Securities and Exchange Commission (the “SEC”) and the NASDAQ listing standards.  The committee believes that the qualifications and strengths of an individual in totality, rather than any specific factor, should be primary, with a view to nominating persons for the election to the Board of Directors whose backgrounds, integrity, and personal characteristics indicate that they will make a contribution to the Board of Directors.  The committee is generally of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, it is the general policy of the committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, whom the committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board.  The Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees.  However, the committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

Stockholder Communications with the Board

Stockholders may send communications to the Board of Directors or individual members of the Board of Directors by writing to them, care of Adamis Pharmaceuticals Corporation, Attention:  Secretary, at our office in San Diego, California.  Communications will be forwarded to the intended director or directors.  If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company.  The Company will provide any person, without charge, a copy of the Code.  Requests for a copy of the Code may be made by writing to the Company at Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130; Attention:  Chief Financial Officer. The Company intends to disclose any amendment to, or a waiver from, a provision of its code of business conduct and ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of its code of business conduct and ethics, through reports on Form 8-K filed with the SEC or by posting such information on its website, www.adamispharma.com.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2012

The Audit Committee has selected the independent registered public accounting firm of Mayer Hoffman McCann PC for the purpose of auditing and reporting upon the financial statements of Adamis for the year ending March 31, 2012.  Neither the firm, nor any of its members has any direct or indirect financial interest in Adamis.  Mayer Hoffman McCann PC has been employed by us to audit our financial statements since 2006.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of Mayer Hoffman McCann PC as our independent registered public accounting firm.  The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal.  However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain Mayer Hoffman McCann PC or to appoint another independent registered public accounting firm.  Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Adamis and our stockholders.  A formal statement by representatives of Mayer Hoffman McCann PC is not planned for the Annual Meeting.  However, representatives of Mayer Hoffman McCann PC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions by stockholders.

Audit Fees

The following table sets forth fees billed to us by Mayer Hoffman McCann PC, our independent registered public accounting firm during the years ended March 31, 2011 and 2010 for:  (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered, including review of registration statements that the Company filed with the SEC and similar matters.

	Fiscal 2011	Fiscal 2010
Audit Fees	$173,250	$170,327
Audit Related Fees	---	—
Tax Fees	21,000	—
All Other Fees	12,614	25,800
Total Fees	$206,864	$196,127

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm.  Under this policy, unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.  The Audit Committee periodically will revise the list of pre-approved services, based on subsequent determinations.  The Audit Committee delegates pre-approval authority to its chairperson and may delegate such authority to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.  All fees reported under the headings Audit fees and expenses, Audit-related fees and expenses, Tax fees and All other fees above for fiscal 2011 were approved by the Audit Committee, or by the entire Board functioning as the audit committee, before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.  Accordingly, none of the fees reported under the headings were approved by the Audit Committee pursuant to federal regulations that permit the Audit Committee to waive its pre-approval requirement under certain circumstances.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2012

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with our management Adamis’ audited financial statements for the year ended March 31, 2011.  The Audit Committee also reviewed and discussed with our independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Accounting Oversights Board in Rule 3200T.

Our independent registered public accounting firm provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.  In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to Adamis and has considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to Adamis is compatible with maintaining such independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee has recommended to our Board that Adamis’ audited financial statements referred to above be included in our Annual Report on Form 10-K for the period ended March 31, 2011.

Audit Committee Craig A. Johnson, Chair Tina S. Nova, Ph.D. Kenneth M. Cohen

In accordance with the rules of the SEC, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the Securities and Exchange Commission’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The names, ages, principal occupations during the past five years, and certain other information with respect to our executive officers are shown below as of the Record Date.  To the extent that any named executive officer is also serving as a member of the Board, then such named executive officer’s biography is set forth under “Information Regarding Board of Directors” above.

Our executive officers are appointed by the Board.

Name	Age	Principal Occupation
Dennis J. Carlo, Ph.D.	67	Chief Executive Officer of the Company and Director
David J. Marguglio	41	Senior Vice President of Corporate Development and Director
Robert O. Hopkins	51	Vice President, Finance and Chief Financial Officer
Richard L. Aloi	57	President, Adamis Laboratories, Inc.
Karen K. Daniels	58	Vice President of Operations
Thomas Moll, Ph.D.	46	Vice President of Research

Robert O. Hopkins.  Mr. Hopkins became Vice President, Finance and Chief Financial Officer of the Company in April 2009 in connection with the closing of the merger transaction between Cellegy and Old Adamis.  He joined Old Adamis in April 2007 as Vice President, Finance and Chief Financial Officer.  From 2000 to 2004, he was an Executive Vice President and the Chief Financial Officer of Chatham Capital Corp.  In that position he managed financial operations for a corporation that held several hospitals, an extensive life sciences operation and a number of other business units within its portfolio.  Mr. Hopkins served as Chief Financial Officer of Veritel Corp. from

1999 and 2000, a biometric software company.  He has also served as Chief Operating Officer for Circle Trust Company from 2004 to 2005, during which time he was responsible for corporate reorganization after acquiring a troubled trust company.  From 2005 until Mr. Hopkins joined Old Adamis in April 2007, he consulted for Acumen Enterprises providing analysis and business plans for the various projects with which the company was involved.  From 1997 to 1999, Mr. Hopkins was Senior Vice President for Finance for the Mariner Post-Acute Network, Atlanta, Georgia.  In this position he was responsible for financial management of a division consisting of 12 long-term, acute care hospitals.  Among his previous medical-related experience, he has served as Assistant Administrator of Finance for Kindred Hospitals; President and Chief Executive Officer of Doctors Hospital of Hyde Park; and Vice President of Accounting for Cancer Treatment Centers of America.  Mr. Hopkins received a B.S. degree in Finance from Indiana State University and an M.B.A. from Lake Forest Graduate School of Management.

Richard L. Aloi.  Mr. Aloi became an officer of the Company and President of Adamis Laboratories, Inc., a wholly-owned subsidiary of the Company, in April 2009 in connection with the closing of the merger transaction between Cellegy and Old Adamis.  He joined Old Adamis as an officer and director in connection with Old Adamis’ acquisition of Adamis Labs in April 2007.  He founded Aero Pharmaceuticals in 1997 and served as its President from 1997 to 2007.  He developed Aero into a distributor of allergen extracts and related products, and managed Aero’s transition to a specialty pharmaceutical provider.  From 1979 to 1997, before founding Aero, Mr. Aloi was Director of Sales and Marketing at Center Laboratories (a division of E. Merck), a manufacturer of allergenic extracts and prescription respiratory products, including the market leading epinephrine auto-injector.  Mr. Aloi has served in leadership and advisory roles for industry groups, including the Allergen Product Manufacturers Association, the American College of Allergy Asthma & Immunology, and the American Academy of Allergy Asthma & Immunology.  Mr. Aloi received a B.A. in Political Science from Boston College in 1976.

Karen K. Daniels. Ms. Daniels joined Adamis in July 2009 as Vice President of Operations.  She has over 30 years of experience in operational and engineering roles across diverse industries including electronics, medical devices, contract manufacturing and pharmaceutical manufacturing.  Prior to joining Adamis, Ms. Daniels served as President of Althea Technologies from 2007 to 2009.  Althea Technologies is a contract manufacturer for the pharmaceutical industry.  She also served as Senior Director of Operations and Logistics for Vidacare, a medical device manufacturer from 2006 to 2007.  From 2003 to 2006, she was President of Lambda Power.  Ms. Daniels received a B.S. degree from the University of Arizona.

Thomas Moll, Ph.D.  Dr. Moll joined Adamis Pharmaceuticals in February 2008.  He has close to 20 years of experience in both academic and industrial preclinical research and development in the areas of inflammation, immunology and cancer biology.  Prior to joining Adamis, Dr. Moll was Vice President of Research at privately held Telos Pharmaceuticals from 2003 to 2008.  From 1998 to 2003 he was Vice President of Immunology at Cardion AG, a privately held German biotech company.  Dr. Moll holds a diploma in Biology II from the University of Basel, Switzerland, and received his doctorate degree in Genetics and Biochemistry from the University of Vienna, Austria.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of the Record Date, regarding beneficial ownership of the Common Stock to the extent known to us, by (i) each person who is a director or a nominee for director; (ii) each named executive officer in the Summary Compensation Table; (iii) all directors and named executive officers as a group; and (iv) each person who is known by us to be the beneficial owner of 5% or more of the outstanding Common Stock.  Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

The share numbers and percentages in the table below are based on 90,083,446 shares of common stock outstanding.

Directors	Shares Beneficially Owned (1)		Percent
Dennis J. Carlo, Ph.D.	8,570,083	(2)	9.5
Kenneth M. Cohen	80,556	(3)	*
Craig A. Johnson	29,861	(4)	*
David J. Marguglio	3,638,515	(5)	4.0
Tina S. Nova, Ph.D.	29,861	(6)	*
Other Named Officers
Richard L. Aloi	3,593,039		4.0
Robert O. Hopkins	1,211,139	(7)	1.3
Other Beneficial Owners (8)
Eses Holdings (FZE)	24,400,000	(8)	27.1
Colby Pharmaceutical Company	7,109,598	(9)	7.9
All Adamis directors and officers as a group (9 persons) (6)	17,663,332		19.6

*	Less than 1%.
(1)
Based upon information supplied by officers, directors and principal stockholders.  Beneficial ownership is determined in accordance with rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares.  Unless otherwise indicated, the persons named in this table have sole voting and sole investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.  Shares of common stock subject to an option that is currently exercisable or exercisable within 60 days of the date of the table are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Except as otherwise indicated, the address of each of the persons in this table is as follows:  c/o Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130.

(2)
Includes 8,218,000 shares of Common Stock owned of record and 352,083 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 622,917 shares of Common Stock underlying options, which become exercisable over time after such period.

(3)
Includes 50,000 shares of Common Stock owned of record by the Cohen-Salsitz family trust and 30,556 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 19,444 shares of Common Stock underlying options which become exercisable or vest over time after such period.

(4)
Includes 0 shares of Common Stock owned of record and 29,861 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 20,139 shares of Common Stock underlying options, which become exercisable over time after such period.

(5)
Includes 3,439,904 shares of Common Stock owned of record and 198,611 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 351,389 shares of Common Stock underlying options, which become exercisable or vest over time after such period.

(6)
Includes 0 shares of Common Stock owned of record and 29,861 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 20,139 shares of Common Stock underlying options, which become exercisable over time after such period.

(7)
Includes 870,750 shares of Common Stock owned of record and 340,389 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date.  Excludes 319,444 shares of Common Stock underlying options which become exercisable or vest over time after such period.

(8)
Based on an Amendment No. 1 to Schedule 13D filed on behalf of Eses Holdings (FZE) with the SEC on July 5, 2011.  The address for Eses Holdings (FZE) is Sharjah Airport International Free Zone, Executive Suite, P.O. Box 9366, Sharjah, United Arab Emirates.  Includes 24,400,000 shares held directly and 5,600,000 shares that Eses has the right to acquire within 60 days pursuant to the third installment of the First Milestone Closing pursuant to a common stock purchase agreement dated as of November 10, 2010, as amended, between the Company and Eses.  Excludes 10,000,000 shares of common stock that Eses has agreed to purchase pursuant to the agreement if the Company achieves the second set of milestones specified in the agreement and certain other closing conditions are satisfied.

(9)
The address for Colby Pharmaceutical Company is 1095 Colby Avenue, Suite C, Menlo Park, CA 94025.  Colby Pharmaceutical Company is the beneficial owner of 5,000,000 shares of common stock.  David A. Zarling, Ph.D., M.BA. and Anne Vallerga, M.A., Ph.D., who are officers and principal shareholders of Colby, also each hold 1,250,000 and 859,598 respectively, shares of common stock.  For purposes of the above table, these shares are reflected as beneficially owned by Colby Pharmaceutical Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to Adamis during fiscal year 2011 and 2010 to (i) each person who served as Adamis’ chief executive officer during fiscal 2011, (ii) each person who served as Adamis’ principal financial officer during 2011, (iii) the two most highly compensated officers other than the chief executive officer and principal financial officer who were serving as executive officers at the end of fiscal 2011 and whose total compensation for such year exceeded $100,000, and (iv) up to two additional individuals for whom disclosures would have been provided in this table, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Dennis J. Carlo, Ph.D.	2011	$406,348		—	22,745	(1)	—	$21,365	(2)	$450,458
President and Chief Executive Officer	2010	$191,930		—			—	—		$191,930

Robert O. Hopkins	2011	$225,000		—	30,847	(1)	—	$4,192	(2)	$260,039
Vice President, Chief Financial Officer	2010	$123,180		—			—	—		$123,180

Richard L. Aloi	2011	$250,000		—			—	$4,886	(2)	$254,886
President, Adamis Laboratories, and Director	2010	$127,021		—			—	—		$127,021

David J. Marguglio	2011	$250,000		—	12,833	(1)	—	$3,861	(2)	$266,694
Senior Vice President, Corporate Development	2010	$129,430		—			—	—		$129,430

(1)
Reflects options granted to each such person in August 2010.  Option awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the Black-Scholes model.  For a discussion of assumptions used to estimate fair value, please see Note 14 to our financial statements in our Annual Report on Form 10-K for the year ended March 31, 2011.  The actual amount ultimately realized from the equity awards will likely vary based on a number of factors, including, but not limited to, Adamis’ actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(2)
For fiscal 2011, reflects premiums paid by the Company on behalf of each of Messrs. Carlo, Marguglio and Hopkins for health, dental, and vision insurance, and on behalf of Mr. Aloi for medical insurance.

For fiscal year 2010, there were no stock awards or option awards made to any of the above persons.  Information regarding stock options granted to any of the above persons during fiscal year 2011 and held by the above persons at the end of the fiscal year is included in connection with the table below entitled “Outstanding Equity Awards at Year-End.”  Executive officers are eligible to participate in all of the Company’s employee benefit plans, in each case on the same basis as other employees.  The Company reimburses each executive officer for all reasonable business expenses incurred by the officer in connection with the performance of the officer’s duties.

Outstanding Equity Awards at Year-End

The following table provides a summary of equity awards outstanding at March 31, 2011, for each of our named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dennis J. Carlo, Ph.D.	189,583	(1)	785,417	—	$0.27	08/20/2020	—	—	—	—
Robert O. Hopkins	257,055	(1)	402,778	—	$0.27	08/20/2020	—	—	—	—
Richard L. Aloi				—			—	—	—	—
David J. Marguglio	106,944	(1)	443,056	—	$0.27	08/20/2020	—	—	—	—

(1)
The options vest with respect to one-sixth of the shares subject to the option on the six-month anniversary of the grant date and monthly thereafter with respect to 1/36 of the shares subject to the option, and have a term of ten years (subject to earlier termination upon the events described in the Company’s 2009 Equity Incentive Plan (the “Plan”) such as termination of employment).

There were no options or other derivative securities exercised in fiscal 2011 by our named executive officers.  In addition, there were no shares acquired by our named executive officers upon the vesting of restricted stock.  As previously reported, to reduce by approximately $1.2 million the accrued bonus contingent liability item reflected on the balance sheet included in our financial statements and help preserve the Company’s cash reserves, management of the Company agreed to retain equity in lieu of any claims for future cash compensation relating to the accrued bonus liability amounts.  In August 2010, the board of directors determined not to exercise the Company’s repurchase rights under stock restriction agreements with respect to shares held by current officers of the Company that were subject to those agreements, upon such person’s agreement that no amounts would be sought for past compensation relating to the accrued bonus amounts.  In addition, to provide additional equity incentive to certain key members of the management team, in August 2010 the board approved the grant of options to several employees under the Plan, including options to purchase 975,000, 550,000, 500,000 and 250,000 shares to Messrs. Carlo, Marguglio, Hopkins and Ms. Daniels, respectively.  These options have an exercise price equal to the fair market value of the common stock on the date of grant.  Each option vests and becomes exercisable with respect to one-sixth of the shares subject to the option on the six-month anniversary of the grant date and monthly thereafter with respect to 1/36 of the shares subject to the option, and has a term of ten years (subject to earlier termination upon the events described in the Plan such as termination of employment).

Equity Compensation Plan Information

The following table sets forth, as of March 31, 2011, information with respect to our equity compensation plans, including our 1995 Equity Incentive Plan, the 1995 Directors’ Stock Option Plan, the 2005 Equity Incentive Plan and the Plan, and with respect to certain other options and warrants.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,651,112	$1.39	5,506,517
Equity compensation plans not approved by security holders	2,173,245	$.81
Total	5,824,357	1.21	5,506,517

Employment Agreements and Potential Payments Upon Termination or Change in Control

On November 9, 2010, the Company entered into employment agreements with its executive officers.  The agreements provide for the employment of the following persons to the following positions:  Dennis J. Carlo, Ph.D., President and Chief Executive Officer; David J. Marguglio, Vice President of Business Development; Robert O. Hopkins, Vice President of Finance and Chief Financial Officer; and Richard L. Aloi, President, Adamis Labs.

The agreements provide for base compensation at the following annual rates:  Dr. Carlo, $500,000; Mr. Marguglio, $250,000; Mr. Hopkins, $225,000; and Mr. Aloi, $250,000.  Under the agreements, the officers are eligible to participate in benefit programs that are routinely made available to executive officers, including any executive stock ownership plans, profit sharing plans, incentive compensation or bonus plans, retirement plans, Company-provided life insurance, or similar executive benefit plans maintained or sponsored by the Company.

Except with respect to titles, salary amounts, and severance and benefit periods following certain kinds of employment terminations or change of control events, the agreements are similar in all material respects.

The agreements are terminable at any time by either party.  If the Company terminates the officer’s employment at any time, the officer will be entitled to receive any unpaid prorated base salary for the actual number of days worked along with all benefits and expense reimbursements to which the officer is entitled by virtue of the officer’s past employment with the Company.  The agreements provide that if the officer’s employment is terminated without cause (as defined in the employment agreements), the officer will be entitled to receive severance payments at the officer’s then-annual base salary for the following periods from the date of termination:  Dr. Carlo, 18 months; Messrs. Marguglio and Hopkins, nine months; and Mr. Aloi, three months.  These payments will be accelerated in the event of a change of control transaction.  The officers would also receive continued medical, dental and vision benefits pursuant to COBRA at the Company’s expense for such periods (or until the officer becomes employed full-time by another employer).  In addition, in the event of a termination without cause, a number of unvested stock options will accelerate, vest and be exercisable in full as if the officer had remained employed during the severance periods described above, and all options will remain exercisable for a period of one year after the date of termination.  The agreements also provide that if officer is terminated without cause or the officer terminates the officer’s employment for good reason (as defined in the employment agreements), in each case within 90 days before a change in control or within 13 months after the date of a change in control, the officer will also be entitled to receive the severance and medical benefits described above.  Good reason is defined in the agreements to include events such as material reduction in base salary or responsibilities and duties or required relocation out of the San Diego area.  In addition, in the event of a change in control, all unvested options held by the officer will accelerate and be exercisable in full and any unvested shares will vest in full.  The Company’s obligation to pay the severance benefits described above is conditioned on the officer’s timely execution of a general release of claims.  Upon termination of employment by reason of death or disability, any options that are vested and exercisable on the termination date will remain exercisable for 12 months after the date of cessation of service.

IRC Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our named executive officers.  Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.  In general, our compensation program is designed to reward executives for the achievement of our performance objectives.  Our equity incentive plan is designed in a manner intended to comply with the performance-based exception to Section 162(m).  Nevertheless, compensation attributable to awards granted under our plans may not be treated as qualified performance-based compensation under Section 162(m).  In addition, the compensation committee and the Board consider it important to retain flexibility to design compensation programs that are in the best interests of Adamis and its stockholders and, to this end, the committee and the Board reserve the right to use their judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the committee or the Board believe that compensation is appropriate and in the best interests of Adamis and our stockholders, after taking into consideration changing business conditions and performance of our employees.

Compensation of Directors

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation.  Adamis does not pay employee directors for Board service in addition to their regular employee compensation.  The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation.  The Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation.

Pursuant to its charter, the Compensation Committee may engage the services of outside advisors, experts, and others to assist them.  During fiscal 2011, the Compensation Committee did not engage the services of outside advisors, experts or others to assist in setting director compensation.

The following table shows amounts earned by each director during the fiscal year ended March 31, 2011.  Dr. Carlo, Mr. Marguglio and Mr. Aloi are officers of the Company and did not receive separate compensation for services as a director.  Mr. Cohen joined the Board in January 2011 and Dr. Nova and Mr. Johnson joined the Board in February 2011.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Dennis J. Carlo, Ph.D.	---	---		---	---	---	---
David J. Marguglio	---	---		---	---	---	---
Richard L. Aloi(3)	---	---		---	---	---	---
Kenneth M. Cohen	$6,250	---	$5,000	---	---	---	$11,250
Craig A. Johnson	$4,167	---	$5,000	---	---	---	$9,167
Tina S. Nova, Ph.D.	$4,167	---	$5,000	---	---	---	$9,167

(1)	Reflects the amount of fees earned during the year ended March 31, 2011.
(2)
Represents estimated fair value of the initial director option award to purchase 50,000 shares of common stock, on the grant date using a Black-Scholes option pricing model that assumes the following:  fair market value of $0.10:  expected volatility of 30.9%; and a risk-free interest rate of 3.7% based on the 10-year Treasury Rate at the date of the grant and no dividends.

(3)	Mr. Aloi resigned as a director in June 2011.

Upon joining the Board, each of Mr. Cohen, Mr. Johnson and Dr. Nova was granted a stock option to purchase 50,000 shares.  The options have a term of ten years and an exercise price equal to the fair market value of the common stock on the date of grant.  The option vests and becomes exercisable with respect to 25,000 of the shares subject to the option on the grant date.  The option vests and becomes exercisable with respect to the remaining 25,000 of the shares subject to the option monthly over a period of three years from the grant date at the rate of 1/36 of the option shares each month.

In general, under the Company’s policies concerning fees for non-employee directors, non-employee directors of the Company are entitled to receive the following amounts of cash compensation for service as a director:  each non-employee director is entitled to receive an annual fee of $25,000 per year, paid quarterly in arrears; the Chair of the Audit Committee is entitled to receive $10,000 per year, paid quarterly in arrears; the Chair of the Compensation Committee and the Nominating and Governance Committee are each entitled to receive $5,000 per year, paid quarterly in arrears; and each non-employee director is entitled to receive $1,500 for each meeting attended in person, and $500 for each meeting attended telephonically so long as the telephonic meeting is more than one hour.  Each director is also entitled to reimbursement of reasonable expenses incurred in connection with board-related activities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, named executive officers and beneficial owners of more than 10% of our Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file ownership reports on Forms 3, 4 and 5 with the SEC and the principal exchange upon which such securities are traded or quoted and to furnish us with copies of the reports.  Other than as set forth below, based solely on a review of the copies of such forms furnished to us, we believe that from April 1, 2010 to March 31, 2011, all Section 16(a) filing requirements applicable to our named executive officers, directors and greater than 10% holders of our Common Stock were in compliance.

On September 10, 2010, each of Dr. Carlo, Mr. Marguglio and Mr. Hopkins filed a Form 4 reporting the grant on August 20, 2010 of a stock option under the Plan, described above under the heading “Outstanding Equity Awards at Year-End.”  On January 18, 2011, Mr. Cohen filed a Form 4 reporting the grant on January 12, 2011, of an initial non-employee director option award under the Plan.  In addition, Karen A. Klause was appointed as a director of the Company in January 2011.  In February 2011, in connection with the appointment of Dr. Nova and Mr. Johnson to the Board, Ms. Klause resigned from the Board because of unexpected family and health-related reasons.  Ms. Klause did not file a Form 3 or a Form 4.  In connection with her resignation, the initial non-employee director stock option granted to her upon her appointment was cancelled.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions

To management’s knowledge, other than (i) compensation for services as named executive officers and directors, (ii) the employment agreements and transactions described above under the headings “Employment Agreements and Potential Payments Upon Termination or Change in Control” and “Outstanding Equity Awards at Fiscal Year-End,” or (iii) as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or were to be a party, in which the amount involved exceeds $120,000 during the fiscal year ended March 31, 2011, and in which any director or named executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

As the Company has previously reported in its filings with the SEC, on November 10, 2010, the Company and Eses Holdings (FZE) entered into a common stock purchase agreement and a registration rights agreement.  The purchase agreement provides for the sale of up to 40,000,000 shares of our common stock to Eses at a price of $0.25 per share, for up to $10 million of gross proceeds.  An initial closing was held on November 10, 2010, pursuant to which we received $5,000,000 in gross proceeds and issued 20,000,000 shares of common stock.  The purchase agreement provides for two potential subsequent closings pursuant to which the investor agreed to invest $2.5 million at each such closing and purchase an aggregate of an additional 10,000,000 shares of common stock at each such closing if the milestones relating to that milestone closing have been achieved and certain other customary closing conditions are satisfied.  The outside date for satisfaction of the second milestone conditions is December 31, 2011.  The two sets of milestones generally relate to progress in development of our telomerase prostate cancer technology and to our APC-100 prostate cancer product candidate.  The funds received from the sale of stock pursuant to the stock purchase agreement generally may only be used by the Company for the purposes specified in the agreement.  The investor has the right, which terminates upon the occurrence of certain events, to designate a representative to attend all meetings of the Board in a non-voting observer capacity.  Under the registration rights agreement, the Company granted the investor customary piggyback registration rights with respect to the shares of common stock purchased pursuant to the stock purchase agreement.

On June 30, 2011, the Company and the investor amended the agreement.  Pursuant to an amendment, the investor agreed that we had satisfied the first set of milestone conditions.  The investor and we agreed that the $2.5 million investment for the first milestone closing would be paid as follows:  $550,000 on or before June 27, 2011; $550,000 on or before July 21, 2011; and $1,400,000 on or before September 29, 2011.  We have received the first two payments of $550,000 each from the investor representing the initial payments relating to the first milestone closing under the terms of the agreement as amended.  The investor also agreed to extend the outside date for achievement of the second set of milestones to December 31, 2011.

On February 24, 2010, we entered into an Assignment, Assumption and Stock Acquisition Agreement with Colby Pharmaceutical Company, a privately held company, relating to our APC-100, APC-200 and APC-300 prostate cancer product candidates.  Under the original agreement, Colby assigned to us the license agreement relating to the APC-300 compound and agreed that the agreements relating to the APC-100 and APC-200 would be assigned upon satisfaction of certain conditions, in exchange for 800,000 shares of our common stock upon execution of the agreement and additional shares upon transfer of the two additional agreements.  Colby licensed the patents, patent applications and related intellectual property relating to the compounds pursuant to license agreements with the Wisconsin Alumni Research Foundation, the licensor.  In October 2010, Adamis and Colby amended the agreement.  Under the amendment, Colby assigned and transferred to us the license agreements relating to APC-100 and APC-200 in consideration for the issuance to Colby of 5,000,000 shares of our common stock.  Additionally, we issued 1,250,000 shares to each of two principals of Colby, for consulting services in connection with the intellectual property covered by the license agreements.

Review, Approval and Ratification of Transactions with Related Persons

The Audit Committee is responsible for reviewing, approving or ratifying all transactions between us and any related person.  Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members.  This obligation is set forth in our Audit Committee Charter.  In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors.  The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company.

GENERAL

Stockholder Proposals for the next Annual Meeting of Stockholders

To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 of the SEC, your proposal must be submitted in writing by April 10, 2012, to our Corporate Secretary at 11455 El Camino Real, Suite 310, San Diego, California 92130.  In addition, if we are not notified by such date of a proposal to be brought before the 2012 annual meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even through it is not discussed in the proxy statement for such meeting.  If you wish to submit a proposal to be presented at next year’s annual meeting (that will not be included in next year’s proxy materials) or nominate a director, your proposal or nomination generally must be submitted in writing to the same address no later than June 14, 2012, but no earlier than May 15, 2012.  You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the period ended March 31, 2011, is enclosed with these materials.  Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement.  All such requests should be directed to Adamis Pharmaceuticals Corporation, 11455 El Camino Real, Suite 310, San Diego, California  92130; Attention:  Secretary.  You are asked to advise us if you plan to attend the Annual Meeting.  For directions to the Annual Meeting, please see Annex B attached to this proxy statement or please call (858) 997-2400.

You also may access this proxy statement and our Annual Report on Form 10-K for the period ended March 31, 2011 at www.firstamericanstock.org/adamispharmproxy.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.  This year, some banks, brokers or other nominee record holders may be “householding” our proxy materials.  This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you.  If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our corporate Secretary at our offices located at 11455 El Camino Real, Suite 310, San Diego, California  92130; telephone (858) 997-2400.  If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

Solicitation of Proxies

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to our stockholders in connection with this solicitation.  Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons.  We will reimburse such persons for reasonable out-of-pocket expenses incurred by them.  In addition to the solicitation of proxies by use of the mails, officers and regular employees of ours may solicit proxies without additional compensation, by telephone or facsimile transmission.  We do not expect to pay any compensation for the solicitation of proxies.

Management of Adamis does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Sincerely,

/s/ DENNIS J. CARLO
Dennis J. Carlo, Ph.D.
President and Chief Executive Officer
August 8, 2011

ADAMIS PHARMACEUTICALS CORPORATION
Annual Meeting of Stockholders
September 12, 2011 – 8:30 AM

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Dennis J. Carlo and David J. Marguglio with full power of substitution and resubstitution, as proxies to represent and vote any and all shares of common stock of Adamis Pharmaceuticals Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company, to be held on September 12, 2011, at 8:30 a.m. local time, at the offices of the Company located at 11455 El Camino Real, Suite 310, San Diego, CA  92130, and at any adjournments or postponements thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated as of August 8, 2011, a copy of which has been received by the undersigned.  Proposals 1 and 2 are proposed by the Company, and if no direction is made this proxy will be voted “FOR” the election of directors and “FOR” Proposal 2.  The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

ADAMIS PHARMACEUTICALS CORPORATION 11455 El Camino Real, Suite 310 San Diego, CA 92130
VOTE BY INTERNET- http://66.224.82.210/istocktrack/. To access the Web site, you will need to first create an account with the transfer agent by calling 602-485-1346. Use the Internet to transmit your voting instructions up until 11:59 P.M. Pacific Daylight Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-877-271-0548
Use any touch-tone telephone to transmit your voting instructions between 7:00 A.M. and 4:00 P.M. Monday through Friday up until 11:59 P.M. Pacific Daylight Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to First American Stock Transfer Company.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADAMIS PHARMACEUTICALS CORPORATION		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends that you vote FOR the following:
Vote on Directors		☐	☐	☐
1.	Election of Directors
Nominees:
01) Dennis J. Carlo, Ph.D.	04) David J. Marguglio
02) Kenneth M. Cohen	05) Tina S. Nova, Ph.D.
03) Craig A. Johnson
Vote on Proposal							For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal(s):
2.	To ratify the selection of Mayer Hoffman McCann PC as our independent registered public accounting firm for the year ending March 31, 2012.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)		Date			Signature (JOINT OWNERS)	Date